                             DEMAND PROMISSORY NOTE

                                       $125,100.00
                                       Date: October 20, 1999
                                       Place: 211 Waukegan Road, Northfield,
                                              Illinois

         Sonoma Financial Corp., a Delaware corporation ("Maker") for value received promises to pay to the order of Ralph Mauro ("Payee") the principal amount of One Hundred Twenty Five One Hundred 00/100 Dollars, with interest on the unpaid principal balance. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Bank One Prime Lending Rate (the "Index"). If the Index becomes unavailable during the term of this loan, Payee may designate a substitute index after notice to the Maker. Payee will tell Maker the current Index rate upon Maker's request. The interest rate change will not occur more often than each day. The Index currently is 8.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note shall be at a rate of 0.500 points over the Index, resulting in an initial rate of 8.750% per annum. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Principal outstanding hereunder and unpaid accrued interest shall be due and payable upon demand, which demand shall be made neither more frequently than weekly in the case of interest.

         All interest shall be computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. The Maker shall have the right to repay this
Note in full or in part at any time without penalty.

      Without limiting any other provision hereof, if Maker shall fail to pay, when due, any amount payable with respect to any of the liabilities or to perform any other obligation to Payee, such event shall constitute a Default hereunder. Upon Default, or should a voluntary or involuntary case or other proceeding be commenced against Maker seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official to any substantial part of its assets, this Note and all other liabilities may (notwithstanding any provisions thereof), at the option of Payee, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable. The Maker agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by Payee in endeavoring to collect any of the liabilities and Payee may exercise from time to time any rights and remedies available to it under Illinois law as in effect from time to time or otherwise available to it. Upon default, including failure to pay upon final maturity, Payee, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 5.500 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

      The loan evidenced hereby has been made, and this Note has been delivered, at 211 Waukegan Road, Northfield, Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois. This Note constitutes a loan for business purposes.

      Maker represents that it has no immunity with respect to any action or proceeding brought in connection with this Note, and agrees that any legal or equitable action or proceeding with respect to this Note or the enforcement thereof may be brought in any State court of competent jurisdiction located in the State of Illinois and, by execution and delivery of this Note, Maker accepts for itself and its property, generally and unconditionally, the jurisdiction of the aforesaid courts and any related appellate court, irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note, and irrevocably waives any objection Maker may now or hereafter have as to the venue of any such action or proceeding by mailing of copies thereof by registered air mail, postage prepaid, such service to effective five business days after such mailing. Nothing herein shall affect the Payee's right to serve process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions.

      Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      In consideration of the lending of the funds represented by this Note, Maker agrees to compensate Payee, in addition to the interest referenced herein, an amount to be mutually agreed upon by the Maker and Payee at a later date.

MAKER:

Sonoma Financial Corp.,
a Delaware corporation


By: /s/ Frank Contaldo
    -------------------------------


Its: President
     ------------------------------


                                       2